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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant X
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
X	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Commission File No. 0-29643
GRANITE CITY FOOD & BREWERY LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GRANITE CITY FOOD & BREWERY LTD.
5831 CEDAR LAKE ROAD
ST. LOUIS PARK, MINNESOTA 55416

NOTICE
OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
AUGUST 15, 2003

        NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Granite City Food & Brewery Ltd., a Minnesota corporation, will be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on August 15, 2003, at 3:00 p.m. local time, for the following purposes, as more fully described in the accompanying proxy statement:

  1.
  To elect seven directors for the ensuing year and until their successors shall be elected and duly qualified;

  2.
  To ratify the appointment of Schechter, Dokken, Kanter, Andrews & Selcer Ltd. as our independent auditors for the fiscal year ending December 28, 2003; and

  3.
  To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only shareholders of record at the close of business on June 30, 2003, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Steven J. Wagenheim President and Chief Executive Officer

St. Louis Park, Minnesota
July 3, 2003

GRANITE CITY FOOD & BREWERY LTD.
5831 CEDAR LAKE ROAD
ST. LOUIS PARK, MINNESOTA 55416

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD
AUGUST 15, 2003

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Granite City Food & Brewery Ltd. for use at the annual meeting of shareholders to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on August 15, 2003, at 3:00 p.m. local time, or at any adjournment or postponement thereof. All voting securities represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the annual meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Voting securities represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominees for director named herein and for ratification of the appointment of independent auditors for the fiscal year ending December 28, 2003. If any other matters are properly presented at the annual meeting for action, including a question of adjourning or postponing the annual meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

        The notice of annual meeting, this proxy statement and the related proxy card are first being mailed to shareholders on or about July 3, 2003.

Record Date and Outstanding Securities

        The board of directors has fixed the close of business on June 30, 2003, as the record date for determining the holders of outstanding securities entitled to notice of, and to vote at, the annual meeting. On that date, there were 3,945,392 shares of common stock and 55,600 shares of Series A Convertible Preferred Stock issued, outstanding and entitled to vote.

Revocability of Proxies

        Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (a) executing a later-dated proxy relating to the same shares and delivering it to our corporate secretary before the vote at the meeting, (b) filing a written notice of revocation bearing a later date than the proxy with our corporate secretary before the vote at the meeting, or (c) appearing in person at the meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Granite City Food & Brewery Ltd., 5831 Cedar Lake Road, St. Louis Park, Minnesota 55416, Attention: Monica A. Underwood, or hand-delivered to Ms. Underwood before the vote at the meeting.

Voting and Solicitation

        Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of common stock held of record on the record date. Each shareholder is entitled to 61.199510 votes, exercisable in person or by proxy, for each share of Series A Convertible Preferred Stock held of record on the record date. As a result, the holders of Series A Convertible Preferred Stock are entitled to an aggregate of 3,402,690 votes. Shareholders do not have the right to cumulate votes in the election of directors.

        The number of pre-conversion votes attributable to each share of Series A Convertible Preferred Stock is less than the number of shares of common stock into which each share of Series A Convertible Preferred Stock may be converted (63.291139). To comply with Nasdaq's interpretation of its marketplace rules, we were required to cap the number of as-if-converted votes at the stated value of the Series A Convertible Preferred Stock ($100 per share) divided by the average inside bid price of the common stock on Nasdaq for the five trading days preceding the closing date of the sale of that series ($1.634).

        We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and regular employees may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

Quorum; Abstentions; Broker Non-Votes

        The presence, in person or by proxy, of the holders of at least of a majority of the voting power of the shares of common stock and Series A Convertible Preferred Stock outstanding and entitled to vote, as a combined voting group, is necessary to constitute a quorum for the transaction of business at the meeting. All votes will be tabulated by the inspector of election for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

        If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

        If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock as of June 30, 2003, by (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director, (c) our Named Executive Officer (as defined herein), and (d) all executive officers and directors as a group. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. Except as otherwise noted below, we know of no agreements among our shareholders that relate to voting or investment power with respect to our common stock. In the following table, percentage of beneficial ownership is based on 3,945,392 outstanding shares of common stock.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(1)	Percent Of Class(2)
Brew Buddies, L.L.C.(3)(4) 122 South Phillips Avenue, Suite 300 Sioux Falls, SD 57104	1,972,148	33.5
Bluestem Capital Partners III Limited Partnership(5)(6) 122 South Phillips Avenue, Suite 300 Sioux Falls, SD 57104	1,924,040	32.9
Brewing Ventures LLC(7)	1,662,500	42.1
Andrew J. Redleaf(8) 3033 Excelsior Boulevard, Suite 300 Minneapolis, MN 55416	288,604	6.8
Otto G. Bonestroo (9) 175 Lakeland Shores Lakeland Shores, MN 55043	281,709	7.0
Bruce J. Barnett(10) 5805 Jonquil Lane Plymouth, MN 55442	274,242	6.9
Arthur E. Pew III(7)(11)	259,940	6.3
New Brighton Ventures, Inc.(12)(13) 2397 Palmer Drive New Brighton, MN 55112	242,420	6.0
Industricorp & Co. Inc. FBO Twin City Carpenters Pension Fund(14) 312 Central Avenue Southeast, Suite 508 Minneapolis, MN 55414	240,504	5.7
William E. Burdick(7)(15)	82,750	2.1
Bruce H. Senske(16)	57,500	1.4
Steven J. Wagenheim(7)(13)(17)	52,500	1.3
James G. Gilbertson(17)	45,000	1.1
Steve T. Kirby(4)(6) 122 South Phillips Avenue, Suite 300 Sioux Falls, SD 57104	0	0
Eugene E. McGowan(4) 122 South Phillips Avenue, Suite 300 Sioux Falls, SD 57104	0	0
All directors and executive officers as a group (8 persons)(18)	6,321,298	76.2

*
Represents less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of June 30, 2003. Unless otherwise indicated, the address of each shareholder is c/o Granite City Food & Brewery Ltd., 5831 Cedar Lake Road, St. Louis Park, Minnesota 55416.

(2)
Shares issuable pursuant to the conversion of Series A Convertible Preferred Stock, the exercise of warrants and the exercise of options are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

(3)
Represents 1,297,467 shares purchasable pursuant to the conversion of Series A Convertible Preferred Stock, 648,733 shares purchasable pursuant to the exercise of warrants and 25,948 shares of common stock.

(4)
Messrs. Kirby and McGowan, two members of our board of directors, have business relationships with Brew Buddies, L.L.C. ("Brew Buddies") such that they may be deemed to be the indirect beneficial owners of the securities it holds. The number of shares reported herein as beneficially owned by such individuals excludes securities held by Brew Buddies.

(5)
Represents 1,265,820 shares purchasable pursuant to the conversion of Series A Convertible Preferred Stock, 632,908 shares purchasable pursuant to the exercise of warrants and 25,312 shares of common stock.

(6)
Mr. Kirby, a member of our board of directors, has a business relationship with Bluestem Capital Partners III Limited Partnership ("Bluestem") such that he may be deemed to be the indirect beneficial owner of the securities it holds. The number of shares reported herein as beneficially owned by such individual excludes securities held by Bluestem.

(7)
As set forth in Schedule 13D/A filed with the Securities and Exchange Commission by Brewing Ventures LLC ("Brewing Ventures") on June 11, 2003. Messrs. Burdick, Wagenheim and Pew, three members of our board of directors, are members of Brewing Ventures who collectively own 75% of its membership interests. As a result, they may be deemed to be the indirect beneficial owners of the securities it holds. The number of shares reported herein as beneficially owned by such individuals excludes securities held by Brewing Ventures.

(8)
Represents 189,872 shares purchasable pursuant to the conversion of Series A Convertible Preferred Stock, 94,936 shares purchasable pursuant to the exercise of warrants and 3,796 shares of common stock.

(9)
Represents 212,627 shares of common stock, 12,121 shares purchasable pursuant to the exercise of Class A Warrants, 37,974 shares purchasable pursuant to the conversion of Series A Convertible Preferred Stock and 18,987 shares purchasable pursuant to the exercise of warrants.

(10)
Represents 262,121 shares of common stock and 12,121 shares purchasable pursuant to the exercise of Class A Warrants.

(11)
Includes 96,970 shares purchasable pursuant to the exercise of Class A Warrants, 55,000 shares purchasable pursuant to the exercise of options, 100 shares and 100 shares purchasable pursuant to the exercise of Class A Warrants owned by Mr. Pew's spouse and 400 shares and 400 shares purchasable pursuant to the exercise of Class A Warrants owned by trusts for the benefit of Mr. Pew's grandchildren, over which Mr. Pew is sole trustee.

(12)
Includes 121,210 shares purchasable pursuant to the exercise of Class A Warrants.

(13)
Mr. Wagenheim owns 70% of New Brighton Ventures, Inc. As a result, he may be deemed to be the indirect beneficial owner of the securities it holds. The number of shares reported herein as beneficially owned by Mr. Wagenheim excludes securities held by New Brighton Ventures, Inc.

(14)
Represents 158,227 shares purchasable pursuant to the conversion of Series A Convertible Preferred Stock, 79,113 shares purchasable pursuant to the exercise of warrants and 3,164 shares of common stock.

(15)
Includes 25,000 shares purchasable pursuant to the exercise of Class A Warrants owned by Sherlock's Home, an entity owned by Mr. Burdick, and 32,750 shares purchasable pursuant to the exercise of options.

(16)
Includes 6,250 shares purchasable pursuant to the exercise of Class A Warrants and 45,000 shares purchasable pursuant to the exercise of options.

(17)
Represents shares purchasable pursuant to the exercise of options.

(18)
Includes securities held by Brew Buddies, Bluestem, Brewing Ventures, New Brighton Ventures, Inc., Mr. Pew's spouse and trusts for the benefit of Mr. Pew's grandchildren. Represents (a) 2,563,287 shares purchasable pursuant to the conversion of Series A Convertible Preferred Stock, (b) 1,973,690 shares, (c) 1,281,641 shares purchasable pursuant to the exercise of warrants, (d) 249,930 shares purchasable pursuant to the exercise of Class A Warrants and (e) 252,750 shares purchasable pursuant to the exercise of options.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

        Seven persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no family relationships between any director or officer.

        It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees listed in the table below, except for those proxies that withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the proxies may recommend in the place of such nominee. We have no reason to believe that any of the nominees will not be candidates or will be unable to serve.

Vote Required

        The seven nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the nominees for the board of directors. The board of directors recommends that shareholders vote for the nominees listed below.

Name	Age	Principal Occupation	Position with Company	Director Since
William E. Burdick	62	Chairman of the Board, Brewmaster and Director of Granite City	Chairman of the Board, Brewmaster and Director	1997
Steven J. Wagenheim	49	President, Chief Executive Officer and Director of Granite City	President, Chief Executive Officer and Director	1997
Arthur E. Pew III	70	Private Investor	Director	1997
James G. Gilbertson	41	Chief Financial Officer of Navarre Corporation	Director	1999
Bruce H. Senske	48	Member and Governor of Genoa Business Advisors LLC	Director	1999
Eugene E. McGowan	66	President of The McGowan Group	Director	2003
Steve T. Kirby	51	Vice President of Bluestem Capital Company, LLC	Director	2003

Business Experience

        William E. Burdick, Chairman of the Board, Brewmaster and director, is one of our founders. Mr. Burdick has over 30 years experience in the restaurant, hospitality and brewing industry in both corporate and private ownership positions. Mr. Burdick has been the President and shareholder of Sherlock's Home Restaurant Pub and Brewery since 1989. Mr. Burdick is a brewing chemist with a Bachelor's degree in microbiology from Brown University, and a graduate of Harrist-Watt University, Edinburgh, Scotland, with a Master's degree in brewing science. Mr. Burdick's early career began in Great Britain following his formal education as a brewing chemist for the William Younger Brewing Company. After several years of brewing, Mr. Burdick began the design and development phase of his career with the development of pubs for Allied Breweries as they expanded a series of 140 pubs during a four-year period in the north of England. Mr. Burdick is a member of the Society of British Brewers, The Royal Society of Brewing Chemist in London as well as a member of the Association of Master Brewers in the USA. Mr. Burdick writes for several brewing publications and lectures widely on brewing, brewing history and brewing science. Mr. Burdick joined International Multifoods Corporation in Minneapolis in 1976 as head of restaurant design and development. Mr. Burdick was responsible for the site selection, design, construction and opening of over 400 restaurants from 1976 to 1988 and included such chains as: Boston Sea Party, T. Butcherblock and Mr. Donut.

        Steven J. Wagenheim, President, Chief Executive Officer and director, is also one of our founders. Mr. Wagenheim has over 25 years of hospitality industry experience as corporate executive, owner/operator, manager and consultant for hotels, resorts, individual and multi-unit restaurant operations. Mr. Wagenheim is the Chief Executive Officer and principal shareholder of New Brighton Ventures, Inc., which operates a Champps Americana restaurant in New Brighton, Minnesota. Since 1989, Mr. Wagenheim has been involved in the expansion and operations of Champps restaurants. Between 1989 and 1992, Mr. Wagenheim was Chief Operating Officer of Champps Entertainment, Inc. Between 1992 and March 1994, he was the Chief Executive Officer and director of Champps Development Group, Inc., which managed franchised Champps restaurants in Richfield and New Brighton, Minnesota. Between March 1994 and March 1996, he served as President and a director of Americana Dining Corporation which operated Champps restaurants in Minnesota and developed Champps restaurants in Ohio. In April 1996, Mr. Wagenheim sold his interest in Americana Dining Corporation to Daka International, Inc. and formed New Brighton Ventures, Inc. Prior to his association with Champps Entertainment, Mr. Wagenheim was a principal of the Leisure Time Industries practice for the international accounting firm, Laventhol & Horwath. He specialized in the restaurant industry with primary emphasis in the areas of operational management, the creation and implementation of accounting systems, conceptual evaluation, organizational development and productivity management. Mr. Wagenheim received his Bachelor's degree from Michigan State University and an Associate's Degree in Culinary Arts from the Culinary Institute of America.

        James G. Gilbertson became one of our directors in November 1999. Mr. Gilbertson has served as Chief Financial Officer of Navarre Corporation, a major distributor of music, software, interactive CD-ROM products and DVD videos, since January 2001. He held various positions at iNTELEFILM Corporation, an entity engaged in television commercial production, from July 1992 through January 2001, including serving as Co-President from August 2000 through January 2001, Chief Operating Officer from April 1996 through January 2001, and Chief Financial Officer from July 1992 through December 1999. Mr. Gilbertson served as a Chief Operating Officer of Harmony Holdings, Inc., a corporation involved in the production of television commercials, music videos and related media, from April 1998 through January 2001. He also served as Chief Executive Officer, President and a director of webADTV.com, Inc., a corporation involved in Internet enabling the advertising campaign process, from January 2000 through January 2001. From June 1988 to July 1992, he was the Chief Financial Officer of Parker Communications, which operated a group of radio stations. From 1985 to June 1988, Mr. Gilbertson was Controller of the radio division of Palmer Communications. Prior to that, he was a practicing certified public accountant with the firm of Ernst & Young LLP.

        Steve T. Kirby is a founding general partner of Bluestem Capital Company, LLC ("BCC"), the investment advisor/manager of Bluestem. From 1993 through 1995, he was the 35th Lieutenant Governor of the State of South Dakota. Mr. Kirby was secretary and senior claim counsel for Western Surety Company, a national surety bond company from 1977-1992. He has business relationships with Brew Buddies and Bluestem. For more information regarding such relationships, please review "Certain Relationships and Related Transactions."

        Eugene E. McGowan has been the President and Chief Executive Officer of The McGowan Group, which provides comprehensive business and personal services to a broad and diverse client base, since 2001. In 1985, he joined Piper Jaffray, Inc. and in 1999 was promoted to Chief Operating Officer of Individual Investor Services with US Bancorp Piper Jaffray where he directed the day-to-day activities of over one hundred branch offices. Mr. McGowan is a retired US Navy Lieutenant. He has a business relationship with Brew Buddies. For more information regarding such relationship, please review "Certain Relationships and Related Transactions."

        Arthur E. Pew III became one of our directors in August 1997. Mr. Pew retired from his employment by Burlington Northern Railroad Co. in 1990. Between 1989 and 1994, Mr. Pew owned and operated Champps restaurants in Richfield and New Brighton, Minnesota. Mr. Pew is a director of the Pew Charitable Trust Foundation and the Glenmede Trust Company, Philadelphia, Pennsylvania.

        Bruce H. Senske became one of our directors in November 1999. Since January 2003, Mr. Senske has been a founder and governor of Genoa Business Advisors LLC, a management advisory firm working with companies in the areas of business strategy, finance and organizational design and development. Between June 2001 and January 2003, Mr. Senske was a founder and managing director of Volition Advisory Group, LLC, a management advisory firm specializing in assisting companies in transition. From June 1998 until May 2001, Mr. Senske was first a Vice President and then a Managing Partner at Manchester Companies, a private investment and management-consulting firm formed in 1993. From September 1999 to September 2000, he served as Interim Chief Executive Officer of Telident, Inc., an entity which designed, manufactured and marketed proprietary hardware and software systems to provide the exact location of a 911 telephone call. Mr. Senske served as President, Chief Executive Officer, Chief Financial Officer and Treasurer of U-Ship, Inc. from January 1993 to June 1998, with the exception of June and July 1997. From 1988 to 1992, Mr. Senske was Vice President of Strategic Marketing and Product Planning at Vocam Systems, Inc., a manufacturer of transportation management software systems, which became a division of the Pitney Bowes Company in 1990.

Voting Agreements

        In consideration of their investment, Brewing Ventures, an entity owned in part by William E. Burdick, Steven J. Wagenheim and Arthur E. Pew III, entered into a voting agreement which provides that it will vote its shares in favor of the election of one individual to our board of directors as designated by Brew Buddies or Bluestem. BCC, the investment advisor/manager of Bluestem, designated Eugene E. McGowan to serve as a director pursuant to such arrangement.

Board Meetings and Committees

        The board of directors held two meetings during our last fiscal year. Each of the incumbent directors attended all of the meetings of the board and of those committees on which he served, except that Messrs. Senske and Pew were unable to attend one board meeting. The board of directors has also established audit, compensation and nominating committees, all of which consist of only non-employee directors. The members of our audit committee are independent, as independence is defined by applicable NASD listing standards.

        The audit committee, which consisted of Messrs. Senske, Pew and Gilbertson during our last fiscal year, is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring our financial policies and control procedures, reviewing and monitoring the provision of non-audit services by our independent auditors and reviewing all potential conflict of interest situations. Our board of directors has adopted a written charter for the audit committee, a copy of which we previously filed with the Securities and Exchange Commission. The audit committee met twice during our last fiscal year. Mr. Pew resigned from the audit committee effective February 11, 2003.

        The compensation committee, which consisted of Messrs. Senske, Pew and Gilbertson during our last fiscal year, determines and establishes the salaries, bonuses and other compensation of our executive officers. The compensation committee did not meet during our last fiscal year.

        The board of directors created a nominating committee on January 1, 2003. The nominating committee, which currently consists of Messrs. Senske, Pew, Gilbertson, McGowan and Kirby, searches for and screens candidates for board vacancies. The committee considers broader issues of composition and organization of the board, including committee assignments and individual board membership. It also evaluates board members and reviews management succession planning. The nominating committee did not meet during our last fiscal year.

        In carrying out its responsibility to find the best-qualified persons to serve as directors, the nominating committee will consider nominees recommended by other directors and shareholders. Each recommendation should be sent to the attention of Monica A. Underwood, Interim Chief Financial Officer and Corporate Controller, as provided under "Shareholder Proposals for the 2004 Annual Meeting."

Audit Committee Report

        Our audit committee has:

  •
  reviewed and discussed the audited financial statements with respect to the year ended December 29, 2002 with management;

  •
  discussed with Schechter, Dokken, Kanter, Andrews & Selcer Ltd. the matters required to be discussed by Statement on Auditing Standards No. 61;

  •
  discussed with Schechter, Dokken, Kanter, Andrews & Selcer Ltd. their independence; and

  •
  received the written disclosures and the letter from Schechter, Dokken, Kanter, Andrews & Selcer Ltd. required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees).

        Based on the above-referenced review and discussions, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 29, 2002 for filing with the Securities and Exchange Commission.

/s/ JAMES G. GILBERTSON
/s/ BRUCE H. SENSKE

EXECUTIVE COMPENSATION

        The following table sets forth information with respect to compensation paid by us to our Chief Executive Officer (the "Named Executive Officer") during the three most recent fiscal years.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation		Awards
Name and Principal Position				Securities Underlying Options
	Year	Salary
Steven J. Wagenheim President, Chief Executive Officer and Director	2002 2001 2000	$ $ $	0 0 0	0 25,000 0

        The following table sets forth information regarding stock options granted during the last fiscal year to the Named Executive Officer. No stock appreciation rights were granted during the last fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/share)	Expiration Date
Steven J. Wagenheim	0	N/A	N/A	N/A

        The following table sets forth information concerning the unexercised options held by Named Executive Officer as of the end of the last fiscal year. No options were exercised by Named Executive Officer during the last fiscal year. No stock appreciation rights were exercised by Named Executive Officer during the last fiscal year or were outstanding at the end of that year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

	Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Steven J. Wagenheim	45,000	0	$12,500	N/A

(1)
Market value of underlying securities at fiscal year end minus the exercise price.

Compensation of Directors

        Our directors are reimbursed for certain reasonable expenses incurred in attending board meetings. Directors who are also our employees receive no remuneration for services as members of the board or any board committee. Under our 1997 Director Stock Option Plan, directors who are not employed by us are entitled to receive annual stock option grants for the purchase of 15,000 shares.

Employment Contracts and Termination of Employment, and Change-in-Control Arrangements

        We entered into an employment agreement with Steven J. Wagenheim on December 14, 1999. Under the terms of the agreement, Mr. Wagenheim agreed to serve in his current office and capacity for a period of two years. The agreement contains non-competition provisions whereby Mr. Wagenheim will not acquire any direct or indirect interest in any casual dining or microbrewery business within our markets. The agreement includes a change in control provision that would entitle Mr. Wagenheim to receive severance pay equal to 18 months of salary if there is a change in control in our company and his employment terminates. We have also agreed to reimburse Mr. Wagenheim for his reasonable and necessary business expenses. The agreement permits him to participate in any fringe benefit programs for which he is eligible. As noted above, we agreed with Mr. Wagenheim that no salary would be paid to him through 2002. We issued options to Mr. Wagenheim in 1999, 2001 and 2003 as compensation for his services through March 30, 2003. At a meeting held February 11, 2003, our board of directors established a $160,000 annual salary for Mr. Wagenheim effective April 1, 2003. Unless either Mr. Wagenheim or our company provides the other with written notice of intention not to renew at least 30 days prior to the expiration of any extension term, the agreement will automatically extend for an additional six-month period at the expiration of each extension term.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

        The audit committee has appointed Schechter, Dokken, Kanter, Andrews & Selcer Ltd. as our independent auditors for the fiscal year ending December 28, 2003. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment, the audit committee will select another firm of independent public accountants.

        Representatives of Schechter, Dokken, Kanter, Andrews & Selcer Ltd. are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

        Schechter, Dokken, Kanter, Andrews & Selcer Ltd. provided audit and non-audit services to us in 2002, the aggregate fees and expenses of which are shown below.

Audit Fees

        The aggregate fees billed for professional services rendered for the audit of our annual financial statements for the most recent fiscal year and the reviews of the financial statements included in our Forms 10-QSB for that fiscal year were $37,275.

All Other Fees

        The aggregate fees billed for services rendered by our principal accountant, other than the services described in the preceding paragraph, for our most recent fiscal year were $7,250.

        The audit committee has considered whether the provision of the services described in the preceding paragraph is compatible with maintaining our principal accountant's independence.

Recommendation

        The audit committee unanimously recommends a vote for the ratification of the appointment of Schechter, Dokken, Kanter, Andrews & Selcer Ltd. as our independent auditors for the fiscal year ending December 28, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Messrs. Wagenheim and Burdick have personally guaranteed the lease on our restaurant in St. Cloud, Minnesota, and the lease on our restaurant in Sioux Falls, South Dakota. In July 2001, Messrs. Wagenheim, Burdick and Pew personally guaranteed the $1.5 million loan we obtained to finance our restaurant in Fargo, North Dakota. In connection with the guaranties of the loan, we entered into an agreement concerning guaranty with Messrs. Wagenheim, Burdick and Pew which provides, among other things, that our company, Mr. Wagenheim and Mr. Burdick, jointly and severally, agree to indemnify and hold Mr. Pew harmless from any liabilities which he may claim by reason of his guaranty of our indebtedness, and that we will indemnify Mr. Wagenheim and Mr. Burdick from any liabilities they may incur by reason of their guaranties of our indebtedness. We have further agreed that we will not, without Mr. Pew's consent, modify the terms and conditions of the loan, default in payment of obligations under the loan agreement or incur additional indebtedness other than indebtedness under the loan, ordinary trade debt or other indebtedness incurred in the ordinary course of business, not to exceed $100,000 at any time. The agreement also contains other customary covenants and covenants that we will use our best efforts to refinance the $1.5 million of indebtedness by January 1, 2006 and that we will use our best efforts to obtain a release of Mr. Pew from the guaranty by that date. If we have not released Mr. Pew from the obligation by January 1, 2006, we are obligated to pay him a monthly guaranty fee beginning in February 2006 in the amount of $1,000, until he is released from the obligation. At its meeting in December 2001, our board of directors agreed to compensate Messrs. Wagenheim, Burdick and Pew for their existing and future guaranties of our indebtedness. Although the amount has not yet been determined, our board agreed that such compensation would be paid upon the initial payment of rent on our next restaurant lease. Messrs. Wagenheim, Burdick and Pew are under no obligation to personally guarantee any of our future obligations.

        Between November 2001 and May 2002, we issued promissory notes aggregating $300,000 to New Brighton Ventures, Inc., the entity through which Mr. Wagenheim and Mitchel I. Wachman operate a Champps restaurant in New Brighton, Minnesota. Mr. Wachman served as a director and Chief Financial Officer of our company through December 31, 2002. We used the proceeds of these notes to pay capital expenditures related to the development of the Fargo location. We paid interest on these notes through September 30, 2002, at which time we repaid the notes in full.

        During the fourth quarter of 2002, we completed a private placement of our Series A Convertible Preferred Stock and warrants to purchase common stock with a group of private investors. In connection with the private placement, Brew Buddies purchased shares of Series A Convertible Preferred Stock convertible into an aggregate of 1,297,467 shares of common stock and warrants to purchase an aggregate of 648,733 shares of common stock for total consideration of $2,050,000. Also in connection with the private placement, Bluestem purchased shares of Series A Convertible Preferred Stock convertible into an aggregate of 1,265,820 shares of common stock and warrants to purchase an aggregate of 632,908 shares of common stock for a total consideration of $2,000,000. We reimbursed Brew Buddies and Bluestem an aggregate of $15,000 for legal expenses in connection with such purchases. Due to the foregoing purchases, Brew Buddies and Bluestem each became beneficial owners of more than 5% of our common stock.

        In consideration of their investment, Brewing Ventures, an entity owned in part by William E. Burdick, Steven J. Wagenheim and Arthur E. Pew III, entered into a voting agreement which provides that it will vote its shares in favor of the election of one individual to our board of directors as designated by Brew Buddies or

Bluestem. BCC, the investment advisor/manager of Bluestem, designated Eugene E. McGowan to serve as a director pursuant to such arrangement.

        Steve T. Kirby, as the sole owner of Kirby Capital Corp., owns 50% of the membership interests of BCC. BCC owns 40% of the membership interests of Brew Master, L.L.C. ("Brew Master"), the managing member of Brew Buddies. Mr. Kirby also owns 50% of the membership interests of Bluestem Capital Company III, LLC ("BCC III"), which is a 1% general partner of Bluestem, is a 3% private limited partner of Bluestem and owns 4% of the membership interests of Brew Buddies. Mr. Kirby serves as vice president of BCC III and vice president of Brew Buddies.

        Mr. McGowan owns 30% of the membership interests of Brew Master, the managing member of Brew Buddies, and 5% of the membership interests of Brew Buddies. Mr. McGowan serves as the president of Brew Master and treasurer of Brew Buddies.

        In October 2002, we entered into a development agreement with The Dunham Company relating to the development of future restaurants. Donald A. Dunham, Jr., who controls The Dunham Company, is the secretary of Brew Buddies and owns 30% of the membership interests of Brew Master, the managing member of Brew Buddies.

        Effective January 2, 2003, we contracted with Bluestem for consulting and advisory services which Bluestem provides to its portfolio companies. We expect to pay Bluestem $25,000 per year for such services.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such officers, directors and shareholders are required by the Securities and Exchange Commission to furnish us with copies of all such reports. To our knowledge, based solely on a review of copies of reports filed with the Securities and Exchange Commission during the last fiscal year, all applicable Section 16(a) filing requirements were met.

SHAREHOLDER PROPOSALS FOR
THE 2004 ANNUAL MEETING

        If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the next annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Granite City Food & Brewery Ltd., 5831 Cedar Lake Road, St. Louis Park, Minnesota 55416, Attention: Monica A. Underwood, no later than March 5, 2004. All proposals must conform to the rules and regulations of the Securities and Exchange Commission. Under Securities and Exchange Commission rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the next annual meeting of shareholders after May 19, 2004, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

        Our bylaws provide that in order for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders, the shareholder must generally notify us in writing at our principal address not later than 90 days in advance of such meeting. A copy of our bylaws may be obtained from Monica A. Underwood, Interim Chief Financial Officer and Corporate Controller, by written request to our principal address.

ANNUAL REPORT ON FORM 10-KSB

        A copy of our annual report on Form 10-KSB for the fiscal year ended December 29, 2002, as filed with the Securities and Exchange Commission, including the financial statements thereto, accompanies the notice of annual meeting, this proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-KSB, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Monica A. Underwood, Interim Chief Financial Officer and Corporate Controller, at our principal address.

Sincerely,
GRANITE CITY FOOD & BREWERY LTD.

Steven J. Wagenheim President and Chief Executive Officer

St. Louis Park, Minnesota
July 3, 2003

GRANITE CITY FOOD & BREWERY LTD.

ANNUAL MEETING OF SHAREHOLDERS

August 15, 2003
3:00 p.m.

MINNEAPOLIS HILTON AND TOWERS
1001 Marquette Avenue
Minneapolis, Minnesota 55403

GRANITE CITY FOOD & BREWERY LTD. 5831 Cedar Lake Road St. Louis Park, Minnesota 55416	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Granite City Food & Brewery Ltd., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated July 3, 2003, and hereby appoints William E. Burdick and Steven J. Wagenheim, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of Granite City Food & Brewery Ltd. to be held at the Minneapolis Hilton and Towers, 1001 Marquette Avenue, Minneapolis, Minnesota 55403, on August 15, 2003, at 3:00 p.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock and Series A Convertible Preferred Stock of Granite City Food & Brewery Ltd. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

See reverse for voting instructions

1.	To elect seven directors for the ensuing year and until their successors shall be elected and duly qualified.				☐	FOR all nominees listed at left (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed at left
	01 William E. Burdick 02 Steven J. Wagenheim	03 Arthur E. Pew III 04 James G. Gilbertson	05 Bruce H. Senske 06 Eugene E. McGowan	07 Steve T. Kirby
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

V    Please fold here    V

2.	To ratify the appointment of Schecter, Dokken, Kanter, Andrews & Selcer Ltd. as our independent auditors for the fiscal year ending December 28, 2003.	☐	For	☐	Against	☐	Abstain
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTANCE OF A QUORUM.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Change? Mark Box    ☐
Indicate changes below:

Dated:	, 2003

Signature(s) in Box
(If there are co-owners both must sign)
Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
ANNUAL REPORT ON FORM 10-KSB